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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE


To the Board of Directors and Stockholders of Symbol Technologies, Inc.
Holtsville, New York

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-119076 of Symbol Technologies, Inc. on Form S-1 of our report dated March 12, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for goodwill and other intangible assets in 2002), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Symbol Technologies, Inc., listed in Item 16 (b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche
New York, New York
November 19, 2004